Exhibit 31.4
CERTIFICATION BY CHIEF FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, Adam L. Hurley, certify that:
1. I have reviewed this annual report on Form 10-K/A of Basic Energy Services, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Adam L. Hurley
Adam L. Hurley
Chief Financial Officer

Date: April 30, 2021